Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Ares Real Estate Income Trust Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-252212) on Form S-11 of Ares Real Estate Income Trust Inc. (formerly known as Black Creek Diversified Property Fund Inc.) of our report dated March 5, 2021, with respect to the consolidated financial statements of Ares Real Estate Income Trust Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

January 11, 2022